EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to incorporation by reference in the Registration Statements (Form S-3 Nos. 333-110307, 333-31287 and 333-59498) and Registration Statements (Form S-8 Nos. 333-110308, 33-96624, 333-48597, 333-52927 and 333-51884) of our report dated March 5, 2005, with respect to the financial statements of MakeMusic! Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 22, 2005